                      DASZKAL, BOLTON, MANELA, DEVLIN & CO.

                    2401 N.W. BOCA RATON BOULEVARD, SUITE 100

                            BOCA RATON, FLORIDA 33431

                                                                January 24, 2000

Securities and Exchange Commission
Washington, D.C. 20549

Ladies and Gentlemen:

         We were previously principal accountants for Finantra Capital, Inc. (the "Company") and reported on the consolidated financial statements of the Company and its subsidiaries for the years ended December 31, 1998 and 1997. Effective January 24, 2000, our appointment as principal accountants was terminated. We have read the Company's statements included under Item 4 of its Form 8-K dated January 24, 2000, and we agree with such statements, except that we are not in a position to agree or disagree with the Company's statement that the change was approved by the Audit Committee of the Board of Directors or that PricewaterhouseCoopers LLP was not engaged regarding any matter requiring disclosure under Regulation S-K, Item 304(a)(2).

                                  Very truly yours,




                                  By: /s/ DASZKAL, BOLTON, MANELA, DEVLIN & C0.
                                      ------------------------------------------
                                      DASZKAL, BOLTON, MANELA, DEVLIN & CO.


                                      -4-